CERTIFICATE OF LIMITED PARTNERSHIP
OF
WESTERN REFINING LOGISTICS, LP
(As amended through June 19, 2017)

This Certificate of Limited Partnership, dated July 17, 2013, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.	Name. The name of the Company is “Western Refining Logistics, LP”.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Services Company
251 Little Falls Drive
Wilmington, Delaware 19808
The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Services Company
251 Little Falls Drive
Wilmington, Delaware 19808

3.	General Partner. The name and the business, resident or mailing address of the general partner are:

Western Refining Logistics GP, LLC
123 W. Mills Avenue
El Paso, Texas 79901
EXECUTED as of the date written first above:

WESTERN REFINING LOGISTICS GP, LLC
General Partner

By:	/s/ Lowry Barfield
Name:	Lowry Barfield
Title:	Senior Vice President - Legal, General Counsel and Secretary